UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Oyster Point Boulevard South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

Effective February 28, 2019, Five Prime Therapeutics, Inc. (“FivePrime”) appointed David White to serve as FivePrime’s Principal Accounting Officer. Mr. White, age 54, joined FivePrime on February 25, 2019 as Vice President, Finance.

Prior to joining FivePrime, Mr. White served as Chief Financial Officer of Solar Spectrum LLC, a solar energy company, from October 2018 to February 2019. From August 2013 until its acquisition by Thermo Fisher Scientific Inc. (“Thermo Fisher”) in March 2018, Mr. White served as Vice President, Finance & Administration of IntegenX Inc., a biotechnology company, and provided consulting services to Thermo Fisher thereafter until September 2018. From January 2012 to August 2013, Mr. White provided financial consulting services to various companies. From December 2009 to December 2011, Mr. White served as Chief Financial Officer of SolarCity Corp., a solar energy company. From November 2006 until October 2009, Mr. White served in increasing positions of responsibility at Hands-On Mobile, Inc., a wireless entertainment company, most recently as Chief Executive Officer. Prior to Hands-On Mobile, Inc., Mr. White served in various finance leadership roles at Chiron Corporation, Digital Island Inc. and Cable & Wireless Worldwide PLC and worked at the accounting firms Coopers & Lybrand LLP and Stoughton Davidson. Mr. White received a B.A. from the University of California, Berkeley.

Mr. White and FivePrime entered into a written offer letter, dated January 23, 2019 (the “Offer Letter”), with respect to Mr. White’s employment as Vice President, Finance of FivePrime. Pursuant to the Offer Letter, Mr. White receives an annual base salary of $300,000 and is eligible to receive a target annual bonus equal to 30% of his annual base salary. In addition, FivePrime granted to Mr. White (i) an option (the “Option”) to purchase 30,000 shares of FivePrime’s common stock (the “Common Stock”), and (ii) 15,000 restricted shares of FivePrime’s Common Stock (the “Restricted Stock Award”), under FivePrime’s 2013 Omnibus Incentive Plan. The Option has an exercise price of the closing price of the Common Stock on the grant date and a term of 10 years from the grant date. The Option will vest with respect to 25% of the shares subject to the Option on the first anniversary of the grant date, and 1/48 of the shares subject to the Option monthly thereafter, in each case, subject to Mr. White’s continued service to FivePrime on each vest date. The Restricted Stock Award will vest over three years in equal annual installments on each anniversary of the grant date, subject to Mr. White’s continued service to FivePrime on each vest date.

There is no arrangement or understanding between Mr. White and any other person pursuant to which Mr. White was appointed as an officer of FivePrime. Mr. White has no family relationships with any director, executive officer, or person nominated or chosen by FivePrime to become a director or executive officer of FivePrime. There are no relationships or transactions between Mr. White and FivePrime that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Resignation of Principal Accounting Officer

In connection with and effective upon Mr. White’s appointment as FivePrime’s Principal Accounting Officer, David V. Smith, FivePrime’s Executive Vice President and Chief Financial Officer, resigned as FivePrime’s Principal Accounting Officer. Mr. Smith continues to serve as FivePrime’s Principal Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: March 4, 2019

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